EXHIBIT 99.(7)(b)

FORM OF AMENDED EXHIBIT A
Funds
RJ Chartwell Premium Income ETF
RJ Eagle Municipal Income ETF
RJ Eagle Vertical Income ETF
RJ Eagle GCM Dividend Select Income ETF
RJ ClariVest Capital Appreciation ETF

Dated:  [  ], 2026